UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8–K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2021

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OCUGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

263 Great Valley Parkway
Malvern, Pennsylvania 19355
(484) 328-4701
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): s

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02      Unregistered Sales of Equity Securities
On March 1, 2021, Ocugen, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which it agreed to issue and sell 54,745 shares of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), at a price per share equal to $109.60, to its co-development partner, Bharat Biotech International Limited (“Bharat Biotech”). The Company is issuing the shares of Series B Preferred Stock as an advance payment for the supply of COVAXIN to be provided by Bharat Biotech pursuant to a supply agreement (the “Supply Agreement”) expected to be entered into with respect to the parties’ Co-Development, Supply and Commercialization Agreement dated as of January 31, 2021 (the “Co-Development Agreement”), which was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2021. The closing of the issuance of the Series B Preferred Stock will take place on a date to be agreed upon by the parties.
Each share of Series B Preferred Stock is convertible, at the option of the holder, into 10 shares of the Company’s common stock only after (i) the Company’s receipt of stockholder approval to increase the number of authorized shares of common stock under its Sixth Amended and Restated Certificate of Incorporation and (ii) the Company’s receipt of shipments by Bharat Biotech of the first 10 million doses of COVAXIN manufactured by Bharat Biotech pursuant to the Supply Agreement, and further on the terms and subject to the conditions to be set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”). The conversion rate of the Series B Preferred Stock is subject to adjustment in the event of a stock dividend, stock split, reclassification or similar event with respect to the Company’s common stock.
Holders of Series B Preferred Stock are entitled to receive dividends on Series B Preferred Stock equal (on an as-converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock, when and if such dividends are paid. Except as provided by law and certain protective provisions to be set forth in the Certificate of Designation, the Series B Preferred Stock has no voting rights. Upon the Company’s liquidation or dissolution, holders of Series B Preferred Stock will be entitled to receive the same amount that a holder of common stock would receive if the preferred stock were fully converted to common stock.
The Series B Preferred Stock is being issued in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering and Bharat Biotech is an accredited investor as defined under Regulation D.
The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designation, the form of which has been filed as Exhibit 3.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.
Item 7.01      Regulation FD Disclosure
Attached as Exhibit 99.1 and furnished for purposes of Regulation FD is a presentation that the Company will post on its website on March 5, 2021 and may use from time to time in presentations or discussions with investors, analysts, and other parties.
The information in this Item 7.01 (including Exhibit 99.1) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.
Item 9.01 Financial Statements and Exhibits
The following exhibits are being furnished or filed herewith:
(d) Exhibits

Exhibit No.	Document

3.1	Form of Ocugen, Inc. Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

99.1	Ocugen, Inc. Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2021

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

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